EXHIBIT 99

HASBRO, MARVEL AND SPIDER-MAN MERCHANDISING LP EXTEND

STRATEGIC LICENSING AGREEMENT THROUGH 2017

Extension Gives Hasbro Toy and Game Rights to a Vast Portfolio

of Super Hero Franchises in a Wide Range of Key Categories

PAWTUCKET, R.I. & NEW YORK, N.Y. February 17, 2009 - Hasbro, Inc. (NYSE:HAS), Marvel Entertainment, Inc. (NYSE:MVL) and Spider-Man Merchandising L.P. announced today that Hasbro will retain rights through 2017 to make toys and games based on new Marvel and Columbia Pictures theatrical releases and on Marvel’s globally popular portfolio of Super Hero brands, including franchises such as Spider-Man, Iron Man, the Avengers, X-Men, Thor and Captain America.

As part of the new agreement (the current agreement runs through 2011), Hasbro will continue to hold the global rights (excluding Japan) to develop products based on Marvel’s globally-known universe of more than 5,000 characters and Spider-Man Merchandising’s film and television properties in a wide range of toy and game categories, including action figures, role play and preschool toys, board games and puzzles.  The new agreement covers both the “classic” comic book look of the characters as well as product lines inspired by television and films.

The license extension guarantees $100 million in royalties with the potential to earn up to an additional $140 million in royalty guarantees, contingent upon the release during the extension period of Marvel character based films that satisfy certain criteria.

In 2009, Hasbro is bringing to market a line of products based on the upcoming May 1 release of the movie X-Men Origins: Wolverine, as well as great classic lines behind Spider-Man, Iron Man, Super Hero Squad & the Marvel Universe.  Hasbro is also planning product and marketing programs based on several upcoming releases like Iron Man 2, Thor, The First Avenger: Captain America, and The Avengers.

“Hasbro is thrilled to extend our relationship with Marvel and Spider-Man Merchandising through 2017,” said Brian Goldner, Hasbro’s President and CEO.  “Through the years, Hasbro has consistently stayed on strategy as a brand driven company focused on our Hasbro brands, while selectively aligning ourselves with the best possible global licenses.  As we’ve seen over the past several years, our licensing arrangement with Marvel and Spider-Man Merchandising gives Hasbro an even greater opportunity to expand our leadership position in the boys category.”

“Hasbro’s ability to secure this license through 2017 speaks to our execution as brand stewards and our ability to translate Marvel and Spider-Man Merchandising’s amazing intellectual properties into great toys and games,” said John Frascotti, Hasbro’s Global Chief Marketing Officer.  “Based on our successful relationship to date, and in looking at the scheduled slate of theatrical releases in the years ahead, we feel very fortunate to have access to these great brands for such a length of time.”

According to Simon Philips, President, Worldwide Consumer Products and CEO of Animation for Marvel Entertainment, “We are very pleased to be extending our successful relationship with Hasbro.  With the huge breadth of new Marvel entertainment offerings coming out over the next few years -- including feature films and animated television series featuring some of Marvel’s renowned Super Heroes -- we are confident that Hasbro will continue to fully leverage these properties on a global level.  With their firm commitment to the Marvel brand, Hasbro has proven they are able to create innovative products that provide consumers with a standout retail experience.  Our continued relationship will enable us to further extend the worldwide reach and image of the Marvel brand."

Juli Boylan, Sr. Vice President, Sony Pictures Consumer Products, the limited partner in Spider-Man Merchandising LP, stated "We are excited to continue our relationship with Hasbro for the Spider-Man feature film and television franchise. With innovative products that truly bring to life the top boys’ action brand in the world, Hasbro has and will continue to play a pivotal role in the success of the franchise."

About Hasbro

Hasbro, Inc. (NYSE:HAS) is a worldwide leader in children’s and family leisure time products and services with a rich portfolio of brands and entertainment properties that provides some of the highest quality and most recognizable play and recreational experiences in the world.  As a brand-driven, consumer-focused global company, Hasbro brings to market a range of toys, games and licensed products, from traditional to high-tech and digital, under such powerful brand names as TRANSFORMERS, PLAYSKOOL, TONKA, MILTON BRADLEY, PARKER BROTHERS, CRANIUM and WIZARDS OF THE COAST. Come see how we inspire play through our brands at http://www.hasbro.com. (C) 2009 Hasbro, Inc. All Rights Reserved.

About Marvel Entertainment

Marvel Entertainment, Inc. is one of the world's most prominent character-based entertainment companies, built on a proven library of over 5,000 characters featured in a variety of media over seventy years.  Marvel utilizes its character franchises in licensing, entertainment (via Marvel Studios and Marvel Animation) and publishing (via Marvel Comics).  Marvel's strategy is to leverage its franchises in a growing array of opportunities around the world, including feature films, consumer products, toys, video games, animated television, direct-to-DVD and online.  For more information visit www.marvel.com.

About Spider-Man Merchandising, LP

Spider-Man Merchandising, LP, the limited partnership comprised of Marvel Entertainment, Inc. and Sony Pictures Consumer Products Inc., oversees the licensing and merchandising for the Columbia Pictures and Marvel Entertainment Spider-Man feature films.  The Spider-Man feature films are all based on the Marvel characters.

Certain statements contained in this press release, including statements related to future expectations and timing for entertainment releases and related product offerings, constitute forward-looking statements.  Such forward-looking statements are subject to known and unknown risks and actual actions or results may differ from these current expectations.  Factors which might cause a difference between actual and expected events include changes in future entertainment releases or their timing, consumer interest in planned entertainment or entertainment-related product, as well as other factors which are discussed in Hasbro’s public announcements and SEC filings.  Neither party undertakes any obligation to update these forward-looking statements for events occurring after the date of this press release.

Except for any historical information that they contain, the statements in this news release regarding Marvel’s plans are forward-looking statements that are subject to certain risks and uncertainties, including exposure to the current economic recession, exposure to tightening credit markets, financial difficulties of Marvel’s licensees, a decrease in the level of media exposure or popularity of Marvel’s characters, changing consumer preferences, delays and cancellations of movies and television productions based on Marvel characters, and concentration of Marvel’s toy licensing with one licensee, which Marvel is deepening and extending by the license agreement announced today.

In addition, the following factors, among others, could cause the financial performance of Marvel’s film production operations and, therefore, the payments Marvel expects to receive from Hasbro under its new license agreement, to differ materially from that expressed in any forward-looking statements: (i) Marvel Studios’ potential inability to attract and retain creative talent, (ii) key film talent’s potentially becoming incapacitated or suffering reputational damage, (iii) the potential lack of popularity of Marvel’s films, (iv) the expense associated with producing films, (v) union activity or other events which could interrupt film production, including strikes by Hollywood writers, directors and actors, (vi) changes or disruptions in the way films are distributed, including a decline in the DVD market, (vii) piracy of films and related products, (viii) Marvel Studios’ dependence on a single distributor for its self-produced films, (ix) that Marvel will depend on its film distributors for information related to the accounting of film-production activities, (x) Marvel’s potential inability to meet the conditions necessary for an initial funding of a film under Marvel’s $525 million film slate facility, (xi) Marvel’s potential inability to obtain financing to make more than four films if an interim asset test related to the economic performance of the film slate is not satisfied, (xii) cash flows from our films potentially being insufficient to pay our film facility interest costs, (xiii) fluctuations in reported income or loss related to the accounting of film-production activities and (xiv) a possible default by one of the lending banks in our film facility.

These and other risks and uncertainties are described in Marvel’s filings with the Securities and Exchange Commission, including Marvel’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

For further information contact:

Hasbro Contacts:

Media:

Investors:

Wayne Charness

Karen Warren

401-727-5983

401-727-5401

wcharness@hasbro.com

kwarren@hasbro.com

Marvel Contacts:

Rob Steffens – SVP, IR

David Collins

Marvel Entertainment, Inc.

Jaffoni & Collins

212-576-4068

212-835-8500

rsteffens@marvel.com

mvl@jcir.com